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Exhibit 10.2- 1997 Directors Stock Option Plan

T.J.T., INC.
1997 DIRECTORS STOCK OPTION PLAN

ADOPTED ON NOVEMBER 18, 1997
and
AMENDED ON FEBRUARY 22, 2000

ARTICLE 1: ESTABLISHMENT AND PURPOSE.

      1.1 Establishment. T.J.T., Inc., a Washington corporation (the "Company") hereby establishes the T.J.T., Inc. 1997 Stock Option Plan (the "Plan") effective as of November 18, 1997.

      1.2 Purpose. The purpose of the Plan is to provide a means by which each director of the Company who is not otherwise employed on a full-time basis by the Company or of any affiliate of the Company (each such person being hereinafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

      l.2.1 The Plan is intended to strengthen the mutuality of interests between the Non-Employee Directors and the Company's shareholders and is designed to serve these purposes by offering stock options, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

      1.2.2 The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

      1.2.3 The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2: ADMINISTRATION.

      2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2.2.

    2.2 The Board may delegate administration of the Plan to a committee of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have full power and authority to administer the Plan in its sole discretion. Decisions of the Committee or any delegate as permitted by the Plan shall be final, conclusive, and binding on all participants. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan. The costs and expenses of administering the Plan shall be borne by the Company.

ARTICLE 3: SHARES SUBJECT TO THE PLAN.

    The shares which may be made subject to awards under the Directors Plan shall be shares of common stock, which may be either authorized and unissued shares, or reacquired shares. The shares that may be sold pursuant to options granted under the Directors Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of the Company's common stock. If any option granted under the Directors Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Directors Plan.

ARTICLE 4: ELIGIBILITY.

    Options shall be granted only to Non-Employee Directors of the Company.

ARTICLE 5: NON-DISCRETIONARY GRANTS.

    5.1  On November 18, 1997, each person who is then a Non-Employee Director or a Non-Employee Director nominee shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

    5.2  Each person who is, after February 24, 1998, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

    5.3  In addition to the foregoing, the executive committee of the Board of Directors may, with approval of the Board of Directors, grant additional options to Non-Employee Directors from time to time.

ARTICLE 6: OPTIONS.

    Each option granted under the Plan shall be in the form of a non-qualified option. Options shall be subject to the terms and conditions set forth in Article 5 and this Article 6, and award agreements governing options shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Board or Committee shall deem desirable.

      6.1  The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Director or subsequent services as an employee of or consultant to the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of service; provided, however, that if such termination of services is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6.5.

      6.2  The exercise price of each option shall be 100 percent of the Fair Market Value of the stock subject to such option on the date such option is granted. "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

      6.2.1  If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a

  share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the date of determination, as reporting in the Wall Street Journal or such other source as the Board deems reliable;

      6.2.2  If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked price for the common stock on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

      6.2.3  In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

      6.3  The optionee may elect to make payment of the exercise price under one of the following alternatives:

      6.3.1  Payment of the exercise price per share in cash at the time of exercise;

      6.3.2  Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at Fair Market Value on the date preceding the date of exercise; or

      6.3.3  Payment by a combination of the methods of payment specified in subparagraphs 6.3.1 and 6.3.2 above.

    Notwithstanding the foregoing, any option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

    6.4  An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

    6.5  20 percent of the shares subject to the options granted pursuant to subparagraph 5.1 of this Plan shall become exercisable immediately. The remaining 80 percent of the shares subject to such options shall become exercisable in installments over a period of four (4) years from the date of grant at the rate of 20 percent per year in four (4) equal installments commencing on November 18, 1997, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. Any option granted pursuant to subparagraph 5.2 of this Plan shall have 20% of the shares become immediately exercisable, with the remaining 80% of the shares becoming exercisable over a period of four (4) years from the date of grant at the rate of 20 percent per year in four (4) equal installments commencing on the first anniversary of the date of grant of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

    6.6  The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6.4, as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the shares issued upon the exercise of the option have been registered under a then-currently effective registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

    6.7  Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

    6.8  Each award agreement regarding options granted under this Plan shall include a provision that as of a Change in Control Date an exercisable option shall become fully and immediately vested. For purposes of this Plan, Change in Control means:

      6.8.1  The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding shares that can be voted ("Voting Securities"); provided, however, that for purposes of this paragraph 6.8.1 the following acquisitions of Voting Securities shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph 6.8.3 of this definition of Change of Control; or

      6.8.2  During any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      6.8.3  Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals or entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership7 immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      6.8.4  Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

    6.9  For purposes of this Plan, Change in Control Date means the first date following the grant date on which a change of control has occurred.

ARTICLE 7: COVENANTS OF THE COMPANY.

      7.1  During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    7.2  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan' or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

ARTICLE 8: USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

ARTICLE 9: MISCELLANEOUS.

    9.1  Neither an optionee nor any person to whom an option is transferred under subparagraph 6.4 shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such options unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    9.2  Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

    9.3  Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

    9.4  No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

    9.5  In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

ARTICLE 10: ADJUSTMENTS UPON CHANGES IN STOCK.

    10.1  If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

    10.2  In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than 50 percent of the shares of the Company entitled to vote are exchanged, any surviving corporation, other than the Company, shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan or, if the Company is the surviving corporation, such options shall continue in full force and effect.

ARTICLE 11: AMENDMENT OF THE PLAN.

    11.1  The Board at any time, and from time-to-time, may amend the Plan, provided, however, that the Board shall not amend the plan more than once every six (6)  months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

      11.1.1  Increase the number of shares which may be issued under the Plan.

      11.1.2  Modify the requirement as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

      11.1.3  Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

    11.2  Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

ARTICLE 12: TERMINATION OR SUSPENSION OF THE PLAN.

    12.1  The Board may suspend or terminate the Directors Plan at any time. Unless sooner terminated, the Directors Plan shall terminate on February 22, 2010, or 10 years from the date the option is granted, whichever is later. No options may be granted under the Directors Plan while the Directors Plan is suspended or after it is terminated.

    12.2  Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

    12.3  The Plan shall terminate upon the occurrence of any of the events described in Section 10.2 above.

ARTICLE 13: EFFECTIVE DATE OF PLAN; CONDITION OF EXERCISE.

    13.1  The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

    13.2  No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13.1 above has been met.

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T.J.T., INC. 1997 DIRECTORS STOCK OPTION PLAN
ADOPTED ON NOVEMBER 18, 1997 and AMENDED ON FEBRUARY 22, 2000